UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 7, 2011
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-32657 (Commission File Number)	980363970 (I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda (Address of principal executive offices)	N/A (Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual general meeting of shareholders of Nabors Industries Ltd. was held on June 7, 2011. Holders of 85.08% of our outstanding shares of common stock entitled to vote as of the record date for the meeting participated in person or by proxy. Six of the seven members of our Board of Directors were able to attend the meeting.
The matters voted upon at the meeting were:
1. Election of Class II Directors

	Shares For	Shares Withheld	Non-Votes

Anthony G. Petrello	153,455,093	91,554,185	24,256,386

Myron M. Sheinfeld	104,740,513	140,268,765	24,256,386

2. Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Auditor’s Remuneration

For	266,796,399

Against	2,239,311

Abstain	229,954

3. Advisory Vote on Compensation of Named Executive Officers

For	104,135,624

Against	140,317,419

Abstain	556,235

Non-Votes	24,256,386

4. Advisory Vote on the Frequency of Shareholder “Say-On-Pay” Votes

1 year	158,538,694

2 years	1,131,781

3 years	84,837,384

Abstain	501,419

Non-Votes	24,256,386

5. Shareholder Proposal on a Majority Vote Standard for Director Elections

For	154,468,677

Against	90,110,889

Abstain	429,712

Non-Votes	24,256,386

6. Shareholder Proposal on Declassification of Board

For	183,504,584

Against	61,104,358

Abstain	400,336

Non-Votes	24,256,386

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 10, 2011	Nabors Industries Ltd.
/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary

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